Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

October 31, 2022

AST SpaceMobile, Inc.,

        Midland Intl. Air & Space Port,

                2901 Enterprise Lane,

                      Midland, Texas, 79706.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of up to a maximum aggregate offering price of $500,000,000 of (i) shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of AST SpaceMobile, Inc., a Delaware corporation (the “Company”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities of the Company (the “Warrants”); (v) depositary shares or depositary receipts representing Preferred Stock (the “Depositary Shares”); (vi) subscription rights to purchase Securities (as defined below)of the Company (the “Subscription Rights”); (vii) purchase contracts of the Company with respect to Securities (the “Purchase Contracts”) and (viii) units of the Company consisting of two or more Securities (the “Units”, and together with the Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Subscription Rights and the Purchase Contracts, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Class A Common Stock have been duly established in conformity with the Company’s Second Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Class A Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Class A Common Stock will be validly issued, fully paid and nonassessable.

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(2) When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Second Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When the Registration Statement has become effective under the Act, the deposit agreements (each, a “Deposit Agreement”) between the Company and the entities selected as depositary (each, a “Depositary”) relating to the relevant Depositary Shares have been duly authorized, executed, and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and applicable law, the Company has deposited with the Depositary shares of Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, and fully paid, and the Depositary Shares have been duly authorized, executed and authenticated in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Depositary Shares will constitute valid and legally binding obligations of the Company and will entitle the persons in whose names such Depositary Shares are registered to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act of 1939, as amended, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture relating to that Debt Security so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the related Indenture and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(5) When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6) Assuming that the Board of Directors of the Company, after fully informing itself with respect to the subscription rights agreement under which the Subscription Rights are to be issued (the “Subscription Rights Agreement”) and the Subscription Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Subscription Rights Agreement and the issuance of the Subscription Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Subscription Rights Agreement has been duly authorized, executed and delivered by the parties to the Subscription Rights Agreement, then when the Registration Statement has become effective under the Act and the Securities have been validly issued and sold as contemplated in the Registration Statement, the Subscription Rights attributable to the Securities will be validly issued.

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(7) When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly executed and delivered by the parties thereto, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(8) When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion set forth in paragraph (6) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Subscription Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

In connection with our opinion set forth in paragraphs (1) through (8) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the series will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the draft forms of the Securities examined by us.

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In connection with our opinion set forth in paragraphs (1) through (8) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

In connection with our opinion set forth in paragraphs (1) through (8) above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of this opinion, we have, with your approval, assumed that the trustee to be appointed will be eligible to act under the Trust Indenture Act of 1939, as amended, and will continue to be eligible.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP